724712.3
Exhibit 10.5 (a)

                                  AMENDMENT TO
                       DATA PROCESSING SERVICES AGREEMENT

         This Amendment to Data Processing Services Agreement (the "Amendment") is made as of January 1, 1999, by and between Americo Life, Inc., a Missouri corporation ("Americo"), and Financial Holding Corporation, a Missouri corporation ("FHC").

         WHEREAS, Americo and FHC are parties to that certain Data Processing Services Agreement dated as of January 1, 1993 (the "Agreement"); and

         WHEREAS, the parties wish to amend Section 3 of the Agreement (Fees and Expenses) regarding the charges and fees to be paid by Americo to FHC for the services rendered by FHC;

         WHEREAS, FHC is a party to a Services Agreement dated as of August 1, 1994, with CSC Continuum Inc., as amended by Amendment Number One dated as of April 1, 1998, pursuant to which CSC provides certain data processing services to FHC (as amended, the "CSC Agreement");

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, effective as of January 1, 1999:

         1. Base Charge Amendment. Section 3.01 of the Agreement is hereby amended so that the rate of fees and charges (or "Base Charge" as that term is defined under the Agreement) paid by Americo to FHC from time to time shall be equal to the sum of (a) that rate amount paid by FHC to CSC under the terms of the CSC Agreement (found in Schedule B, Policy Fees, and Schedule C, Rates for Other Services), plus (b) any costs directly incurred by FHC in providing data processing services to Americo and its subsidiaries.

         2. Adjustment Amendment. Section 3.01 of the Agreement is hereby amended so that Americo and FHC shall annually review the Base Charge and to make adjustments as necessary. The Base Charge due to FHC shall not exceed the fees and charges contained in this Agreement prior to any amendments.

         Except as herein amended, the Agreement shall remain in full force and effect without change.

724712.3
         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


AMERICO LIFE, INC.                          FINANCIAL HOLDING CORPORATION

By  /s/ Donna H. Kinnaird                   By /s/ Gary E. Jenkins
  Name Donna H. Kinnaird                      Name  Gary E. Jenkins
  Title Sr. V.P. and COO                      Title V.P., CFO and Treasurer